Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Shareholder Services – Statements and Reports,” “General Information – Independent Registered Public Accounting Firm” and “Financial Statements and Report of Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated November 1, 2023, and each included in this Post-Effective Amendment No. 129 on the Registration Statement (Form N-1A, File No. 33-12988) of The AB Portfolios (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated September 26, 2023, with respect to the financial statements and financial highlights of AB Growth Fund (the “Fund”), one of the series constituting The AB Portfolios, which is included in the Annual Reports to Shareholders (Form N-CSR) for the year ended July 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

October 27, 2023